UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Ares Dynamic Credit Allocation Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Important Notice Regarding the Availability of Materials

Meeting Information
	Meeting Type:	Annual Meeting
ARES DYNAMIC CREDIT ALLOCATION FUND	For holders as of:	March 14, 2022
	Date: May 12, 2022	Time: 8:30 a.m., Pacific Time
Location: Meeting live via the Internet - please visit
www.virtualshareholdermeeting.com/ARDC2022.
The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit
www.virtualshareholdermeeting.com/ARDC2022 and be sure to have the information that is printed in the box marked by the arrow
(located on the following page).
XXXX XXXX XXXX XXXX

ARES DYNAMIC CREDIT ALLOCATION FUND 800 CORPORATE POINTE, SUITE 300 CULVER CITY, CA 90230

You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access ARES DYNAMIC CREDIT ALLOCATION FUND materials for informational purposes only. We are not asking you for a proxy and you are requested to not send us a proxy.

You may view the materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper or

e-mail copy (see reverse side).

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